energy focus™

ENLIGHTEN AND INSPIRE
FOR BETTER LIVING

Energy Focus Announces Strategic Partnership and Investment from Sander Electronics
Newly forged partnership allows EFOI to expand product portfolio to include a wide range of energy solution products.
SOLON, Ohio, January 18, 2023 -- Energy Focus, Inc. (NASDAQ:EFOI), a leader in sustainable, energy-efficient lighting and controls systems for the commercial, military, maritime and consumer markets, today announced that it entered into definitive securities purchase agreements with certain purchasers associated with Sander Electronics for the issuance and sale of 5,446,252 shares of the Company’s common stock, in a private placement priced at-the-market under the rules of The Nasdaq Stock Market (“Nasdaq”). The closing of the private placement is expected to occur on or about January 20, 2023, subject to the satisfaction of customary closing conditions.

Sander Electronics is a Taiwanese-based company and leader in energy management solutions. Sander has been a designer and manufacturer of LED semiconductor components and modules for signage, lighting, and other applications. Customers include major LED, lighting, and energy storage-related companies. Sander is now bringing to market advanced energy management solutions from semiconductor components to complete energy storage solutions.

The partnership with Sander Electronics is expected to improve the Energy Focus supply chain for lighting components and controls solutions to become more competitive and reliable in the marketplace. Further, Sander Electronics plans to supply additional energy solution products that will enable Energy Focus to leverage existing relationships to extend beyond the lighting market and expand its product portfolio to include exciting energy management solutions.

With this partnership, Sander Electronics will make a long-term capital investment in the equity of Energy Focus. With this investment, Jay Huang, President of Sander Electronics, will join the board of Energy Focus. In addition, Wen-Jeng Chang, who brings strong financial expertise and M&A experience from his 30 years of service with Yuanta Financial Holdings, will also join the board.

“We have been working closely with Jay Huang and the team at Sander Electronics on a strategic plan to streamline costs and expand the business,” said Lesley Matt, CEO of Energy Focus. “We believe their experience, manufacturing facilities, and relationships in the LED space will bring tremendous leverage for Energy Focus’ existing business. Combining that with the opportunity to bring their additional energy management products will allow us to offer new technology aligned with our core belief of providing energy and maintenance-savings products. I am excited the relationship has developed to this partnership and look forward to executing our plans towards growth.”

Jay Huang, President of Sander Electronics, commented, “We have been looking for the right partner in the US to bring to market our innovation in lighting, power electronics, and energy storage and also believe there is strong synergy with our supply chain expertise. We are excited about working with Lesley Matt and the Energy Focus team. Together, we plan to bring market-leading new products to the US market.”

The transaction includes the conversion to equity of approximately $650,000 in previous bridge financing; gross proceeds to the Company are expected to be approximately $2 million, before offering expenses. Energy Focus currently intends to use a significant portion of the net proceeds from the offering for restructuring certain outstanding debt obligations. The remainder will go towards general corporate purposes.

Separately, Gina Huang, a member of the Company’s board of directors, agreed to convert the amounts outstanding on approximately $800,000 of previous bridge financing into equity at fair market value under the Nasdaq rules, in addition to her purchases of company equity totaling $250,000 earlier this year.
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933 (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Under an agreement with the investors, the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of the common stock no later than 30 days after the date of the securities purchase agreement and to use commercially reasonable efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 60 days after the securities purchase agreement.

About Energy Focus
Energy Focus is an industry-leading innovator of sustainable light-emitting diode (“LED”) lighting and lighting control technologies and solutions. As the creator of the first flicker-free LED lamps, Energy Focus develops high quality LED lighting products and controls that provide extensive energy and maintenance savings, as well as aesthetics, safety, health and sustainability benefits over conventional lighting. Our EnFocus™ lighting control platform enables existing and new buildings to provide quality, convenient and affordable, dimmable and color-tunable, circadian and human-centric lighting capabilities. Energy Focus’ customers include U.S. and U.S. ally navies, U.S. federal, state and local governments, healthcare and educational institutions, as well as Fortune 500 companies. Since 2007, Energy Focus has installed approximately 900,000 lighting products across the U.S. Navy fleet, including tubular LEDs, waterline security lights, explosion-proof globes and berth lights, saving more than five million gallons of fuel and 300,000 man-hours in lighting maintenance annually. Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com.

About Sander Electronics
Sander has been manufacturing display quality diodes and industrial LEDs since they were first brought to market in 1989. As an early pioneer of LED technology, Sander has been an industry leader in bringing high-quality, highly reliable, color-stable diodes to market. The Sander portfolio of LED Display installations is both extensive and impressive. With notable projects recognized by the public worldwide, Sander’s diodes light up the landmarks of the world in places such as Times Square, Las Vegas, Hong Kong, and Piccadilly Circus.

Forward-Looking Statements:
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “feels,” “seeks,” “forecasts,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could” or “would” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, capital expenditures, and the industry in which we operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made in light of the information currently available to us, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to: (i) our need for and ability to obtain additional financing in the near term, on acceptable terms or at all, to continue our operations; (ii) our ability to refinance or extend maturing
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

debt on acceptable terms or at all; (iii) our ability to continue as a going concern for a reasonable period of time; (iv) instability in the U.S. and global economies and business interruptions experienced by us, our customers and our suppliers, particularly in light of supply chain issues, and related long-term impacts on travel, trade and business operations, as a result of the COVID-19 pandemic; (v) the competitiveness and market acceptance of our LED lighting and control technologies and products; (vi) our ability to compete effectively against companies with lower prices or cost structures, greater resources, or more rapid development capabilities, and new competitors in our target markets; (vii) our ability to extend our product portfolio into new end markets, including consumer products; (viii) our ability to increase demand in our targeted markets and to manage sales cycles that are difficult to predict and may span several quarters; (ix) the timing of large customer orders, significant expenses and fluctuations between demand and capacity as we manage inventory and invest in growth opportunities; (x) our ability to successfully scale our network of sales representatives, agents, distributors and other channel partners to compete with the sales reach of larger, established competitors; (xi) our ability to implement plans to increase sales and control expenses; (xii) our reliance on a limited number of customers for a significant portion of our revenue, and our ability to maintain or grow such sales levels; (xiii) our ability to add new customers to reduce customer concentration; (xiv) our ability to attract and retain a new chief financial officer; (xv) our ability to manage the size of our workforce while continuing to attract, develop and retain qualified personnel, and to do so in a timely manner; (xvi) our reliance on a limited number of third-party suppliers and development partners, our ability to manage third-party product development and obtain critical components and finished products on acceptable terms and of acceptable quality despite ongoing global supply chain challenges, and the impact of our fluctuating demand on the stability of such suppliers; (xvii) our ability to timely, efficiently and cost-effectively transport products from our third-party suppliers by ocean marine and other logistics channels despite global supply chain and logistics disruptions; (xiii) the impact of any type of legal inquiry, claim or dispute; (xix) the macro-economic conditions, including recessionary trends, in the United States and in other markets in which we operate or secure products, which could affect our ability to obtain raw materials, component parts, freight, energy, labor, and sourced finished goods in a timely and cost-effective manner; (xx) our dependence on military maritime customers and on the levels and timing of government funding available to such customers, as well as the funding resources of our other customers in the public sector and commercial markets; (xxi) business interruptions resulting from geopolitical actions such as war and terrorism, natural disasters, including earthquakes, typhoons, floods and fires, or from health epidemics, or pandemics or other contagious outbreaks; (xxii) our ability to respond to new lighting and control technologies and market trends; (xxiii) our ability to fulfill our warranty obligations with safe and reliable products; (xxiv) any delays we may encounter in making new products available or fulfilling customer specifications; (xxv) any flaws or defects in our products or in the manner in which they are used or installed; (xxvi) our ability to protect our intellectual property rights and other confidential information, and manage infringement claims made by others; (xxvii) our compliance with government contracting laws and regulations, through both direct and indirect sale channels, as well as other laws, such as those relating to the environment and health and safety; (xxiii) risks inherent in international markets, such as economic and political uncertainty, changing regulatory and tax requirements and currency fluctuations, including tariffs and other potential barriers to international trade; (xxix) our ability to maintain effective internal controls and otherwise comply with our obligations as a public company; and (xxx) our ability to regain and maintain compliance with the continued listing standards of The Nasdaq Stock Market. For additional factors that could cause our actual results to differ materially from the forward-looking statements, please refer to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

Investor Relations Contact:
440-715-1300
ir@energyfocus.com

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877